EXHIBIT 99.1

FOR IMMEDIATE RELEASE

HEALTHTRONICS ANNOUNCES STRONG FIRST QUARTER RESULTS AND
RECONFIRMS 2005 EARNINGS GUIDANCE

Company Reports Growth in all Three Segments and
Considerable Increase in Prostate Therapy Procedures

AUSTIN, TX, April 28, 2005 — HealthTronics, Inc. (NASDAQ: HTRN), today announced its financial results for the first quarter ended March 31, 2005. Financial results for the first quarter of 2004 reflect the operations of Prime Medical Services, Inc. exclusively, and do not include HealthTronics Surgical Services, Inc. Comparable non-financial metrics incorporated in this news release reflect the combined operations of both companies. As previously disclosed, the Company’s Orthopaedics segment is reported as income (loss) from discontinued operations and assets held for sale. See attached tables.

Total revenues from continuing operations during the first quarter 2005 were $63.2 million. Under GAAP, income from continuing operations was $2.3 million, or $0.07 per share. Excluding loan fees and incremental interest expense associated with the early extinguishment of debt and subsequent refinancing, income from continuing operations was $3.7 million or $0.11 per share. Fully-diluted weighted average shares outstanding for the quarter were 34.3 million.

HealthTronics’ President & CEO, Brad A. Hummel, commented, “First quarter results exceeded our expectations. Operating results in each of our three reporting segments strengthened when compared against the legacy Prime Medical and HealthTronics Surgical results of the same period a year ago. We have made excellent progress towards meeting the integration objectives outlined following the merger, including a successful refinancing of the Company’s legacy debenture and senior credit facility and a rapid rationalization of our domestic and foreign manufacturing facilities.”

SEGMENT ANALYSIS

UROLOGY

“Urology procedures (all modalities) grew 11% from the same period a year ago to 15,820. A 3% same facility increase in lithotripsy procedures to 13,460 was complemented by very strong procedure growth in prostrate therapy treatments; particularly for GreenLight PVP, which grew from just four procedures a year ago, and 441 in the fourth quarter of 2004, to 940 in the quarter just ended. We also saw solid gains in our cryotherapy treatment delivery, with procedures growing to 372 in the quarter, up from 151 in the first quarter of 2004.

“Segment EBITDA grew to $7.5 million. Average lithotripsy revenue per case increased to $2,108, indicative of modest strengthening of our wholesale pricing position. Minority interest in lithotripsy partnerships remains stable.”

MEDICAL DEVICE SALES & SERVICE

“Device Sales & Service revenue for the quarter was $6.6 million before eliminations of intercompany sales, resulting in net reported segment revenue of $2.7 million. This segment contributed EBITDA of $2.1 million, consistent with the blend of higher-margin consumable sales and the lower-margin service and maintenance business.

“We look forward to continued growth in this division as we introduce additional products, such as the UroVantage Intra-operative Imaging System, slated to be launched at the American Urological Association 2005 Annual Meeting this May. Additionally, management expects to further increase margins across the division as we realize merger cost savings and capitalize on transfer price improvements from better supply chain control and management.”

SPECIALTY VEHICLE MANUFACTURING SEGMENT

“ First quarter results from our Specialty Vehicle unit reflect a continuation of the positive trends we saw at year-end 2004. Division revenue grew 14% from the same period a year ago, while contribution (EBITDA) grew 68% to $3 million. Medical and Broadcast group EBITDA margins expanded to 14.0% and 13.8%, from 7.2% and 9.8%, respectively, as we are realizing the efficiencies and cost savings of the plant consolidations and reorganization completed late last year.

“ We have also regained sales momentum in our Command & Control group, following a four-month period of order book closure during the 2004 reorganization. Total backlog for the overall division grew to $30 million at March 31, a 22% increase from December 31, 2004. ”

REFINANCING & INTEGRATION

John Q. Barnidge, HealthTronics’ Chief Financial Officer, commented, “As Brad indicated, our integration efforts have progressed exceptionally well, providing added confidence in our ability to achieve our synergy targets and accelerate the potential operating benefits. We have also realized the value of our much strengthened balance sheet. As previously reported, our successful refinancing of the Company’s debt obligations will yield approximately $3.0 million in annualized interest savings. The new debt facility is also highly flexible, allowing us to utilize our strong free cash flow generation or potential proceeds from transactional activity to discharge debt without penalty.

“Accordingly, we are more confident than ever in our ability to execute our strategic plans and prudently fuel the growth of the Company.”

Mr. Barnidge concluded, “With regard to financial guidance, we continue to anticipate 2005 EBITDA of $50 to $51 million, and diluted earnings per share from continuing operations of $0.48 to $0.52. We are adjusting our top-line guidance to reflect the shift of the Orthopaedics segment into discontinued operations, and now anticipate 2005 revenues of $275 to $285 million.”

Conference Call and Webcast

Management of HealthTronics will host a conference call the morning of Friday, April 29, 2005 at 10:30 a.m. EDT. To participate in the live call, please dial 888-743-0342 (706-679-0861 for international callers) and ask for the “HealthTronics” call (conference I.D. #5542492). Please call in 10 minutes before the call is scheduled to begin. The conference call will also be webcast live via the Investors section of the Company’s web site at www.healthtronics.com. To listen to the live webcast, go to the web site at least 10 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site. A telephone replay will be available for two weeks by dialing 800-642-1687 (706-645-9291 for international callers) and entering the conference I.D. #5542492.

HEALTHTRONICS’ USE OF NON-GAAP FINANCIAL MEASURES

This press release includes financial measures for net income and related per share amounts that exclude certain charges and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP income from continuing operations and earnings per share exclude certain expenses in 2005 related to loan fees and incremental interest expense related to the Company’s refinancing of long-term debt and its senior credit facility, and in 2004 charges related to expenses primarily associated with the implementation of FAS 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, (collectively “Certain Charges”). These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding Certain Charges, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results, to competitors’ operating results, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release.

EBITDA AND ADJUSTED EBITDA

HealthTronics has presented EBITDA and Adjusted EBITDA amounts, which are non-GAAP financial measures, in various filings with the SEC. In the SEC filings, HealthTronics has reconciled such amounts to their most directly comparable financial measure calculated in accordance with GAAP, which is HealthTronics’ net income. HealthTronics believes that its presentations of EBITDA and Adjusted EBITDA are important supplemental measures of operating performance to its investors.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure of performance which HealthTronics believes, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of HealthTronics’ operating results before the impact of investing and financing transactions and income taxes. HealthTronics does not reflect minority interest expense when calculating EBITDA, however, HealthTronics adjusts for minority interest expense and refers to this measure as “Adjusted EBITDA”. HealthTronics has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company performance. Adjusted EBITDA is also widely used by HealthTronics management in the annual budget process. HealthTronics believes these measures continue to be used by investors and creditors in their assessment of HealthTronics’ operating performance and the valuation of the company.

EBITDA and Adjusted EBITDA are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income, operating income, a liquidity measure, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA and Adjusted EBITDA reflect additional ways of viewing HealthTronics’ operations that HealthTronics believes, when viewed with its GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting HealthTronics’ business than could be obtained absent this disclosure. HealthTronics strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

About HealthTronics, Inc.

HealthTronics provides healthcare services, primarily to the urology community, and manufactures medical devices as well as specialty vehicles used for the transport of high technology medical and broadcast & communications equipment. For more information, visit www.healthtronics.com.

Statements by the Company’s management during the conference call announced in this press release that are not strictly historical, including statements regarding plans, objective and future financial performance, are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although HealthTronics believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics’ expectations include, among others, the existence of demand for and acceptance of HealthTronics’ services, the integration of Prime’s and HealthTronics’ businesses, regulatory approvals, economic conditions, the impact of competition and pricing, financing efforts and other factors described from time to time in HealthTronics’ periodic filings with the Securities and Exchange Commission.

CONTACT: HealthTronics, Inc. Brad A. Hummel, President & CEO John Q. Barnidge, Senior VP & CFO (512) 314-4554 www.healthtronics.com	-OR-	INVESTOR RELATIONS COUNSEL: The Equity Group Inc. Loren G. Mortman (212) 836-9604, LMortman@equityny.com Lauren Barbera (212) 836-9610, LBarbera@equityny.com www.theequitygroup.com

HEALTHTRONICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME/INFORMATION GAAP VS. PRO FORMA RESULTS (Unaudited)

GAAP RESULTS ($ in thousands, except per share data)	Three Months Ended March 31,
	2005	2004
Revenue:
Urology	$33,360	$14,395
Device Sales and Service	2,698	1,824
Specialty Vehicle Manufacturing	26,974	23,757
Other	194	237

Total revenue	63,226	40,213

Cost of services and general and administrative expenses:
Urology	14,561	5,931
Device Sales and Service	678	1,048
Specialty Vehicle Manufacturing	24,030	21,706
Corporate	1,537	952
Depreciation and amortization	3,277	1,620

	44,083	31,257

Operating income	19,143	8,956
Other income (expenses):
Interest and dividends	142	88
Interest expense	(2,929)	(2,289)
Loan fees	(1,183)	--

	(3,970)	(2,201)

Income from continuing operations before provision
for income taxes and minority interest	15,173	6,755
Minority interest in consolidated income	11,433	4,891
Provision for income taxes	1,425	683

Income from continuing operations	2,315	1,181

Loss from discontinued operations, net of $355 tax benefit	(576)	--

Net income	$1,739	$1,181

Diluted income from continuing operations per share:
Income from continuing operations	$0.07	$0.06

Weighted average shares outstanding	34,316	18,873

PRO FORMA RESULTS
Income from continuing operations, as reported	$2,315	$1,181
Compensation charge for employee
puts and stock buybacks, net of tax	--	(204)
Loan fees and incremental interest charges, net of tax	1,388	--

Income from continuing operations, pro forma	$3,703	$977

Diluted income from continuing operations per share:
Income from continuing operations, pro forma	$0.11	$0.05

Weighted average shares outstanding	34,316	18,873

HEALTHTRONICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

($ in thousands)	March 31, 2005	December 31, 2004
ASSETS
Total current assets	$107,699	$102,535
Property and equipment, net	43,671	42,343
Assets held for sale	16,644	16,169
Other assets	311,988	313,226

	$480,002	$474,273

LIABILITIES
Total current liabilities	$50,982	$84,774
Long-term debt, net of current portion	145,765	110,304
Other long-term liabilities	24,527	26,339

Total liabilities	221,274	221,417
Liabillities held for sale	7,014	6,352
Minority interest	30,846	29,277
Total stockholders' equity	220,868	217,227

	$480,002	$474,273

HealthTronics, Inc. Pro Forma Supplemental Financial Information Continuing Operations For the Three Months Ended March 31, 2005 Unaudited In thousands, except per share data

	1st Quarter
	2005	2004 (a)
Summary of Results from Operations
Revenues	$63,226	$40,213
EBITDA(b)	$22,562	$10,342
Adjusted EBITDA(b)	$11,129	$5,451
Net Income	$3,703	$977
EPS	$0.11	$0.05
Number of Shares	34,316	18,873
Segment Information
Revenues:
Urology	$33,360	$14,395
Medical Device Sales & Service	$2,698	$1,824
Specialty Vehicles	$26,974	$23,757
Adjusted EBITDA:
Urology	$7,436	$3,701
Medical Device Sales & Service	$2,037	$785
Specialty Vehicles	$2,944	$1,730
Capital Expenditures:
Urology, net to HealthTronics	$1,716	$670
Medical Device Sales & Service, net to HealthTronics	$296	$--
Specialty Vehicles Manufacturing	$159	$877
Corporate	$41	$132
Other Information:
Net Draws (Payments) on Line of Credit	$1,000	$(3,000)
Net Debt	$134,660	$97,897
Days Sales Outstanding	39.1	33.4

(a) In accordance with General Accepted Accounting Principals, 2004 amounts are for Prime Medical Services, Inc. only. (b) See accompanying reconciliation of EBITDA and Adjusted EBITDA.

HealthTronics, Inc Reconciliation of EBITDA and Adjusted EBITDA For the Three Months Ended March 31, 2004 Unaudited (000's)

	1st Quarter
	2005	2004
Net income (loss) from continuing operations as reported	$2,315	$1,181
Add Back(deduct):
Provision (benefit) for Income Taxes	1,425	683
Interest Expense, Including Loan Fees	4,112	2,289
Depreciation & Amortization	3,277	1,620
Compensation charge for employee
puts and stock buybacks	--	(322)

Adjusted EBITDA	11,129	5,451
Add Back:
Minority Interest Expense	11,433	4,891

EBITDA	$22,562	$10,342